Exhibit 3(ii)

                               Articles of Merger
                                       of
                               Intelliworxx, Inc.
                                  with and into
                              Outdoor Resorts, Inc.

--------------------------------------------------------------------------------

     Outdoor Resorts, Inc., a Florida corporation, and Intelliworxx, Inc., a Florida corporation (collectively the "Constituent Corporations"), acting in compliance with the provisions of Florida Statutes Section 607.1104, hereby certify as follows:

     1. The Board of Directors of each of the Constituent Corporations has approved a plan of merger. A copy of the Agreement and Plan of Merger, dated November 23, 1998, setting forth the terms of the merger, is attached hereto as Exhibit "A" and made a part hereof.

     2. The effective date of the merger shall be the date these Articles of Merger are filed with the Florida Secretary of State.

     3. The merger was adopted and approved by the Board of Directors of each of the Constituent Corporations on November 23, 1998.

     4. The merger was adopted and approved by a majority of the shareholders of each of the Constituent Corporations on November 23, 1998.


Effective:    November 23, 1998


                                   INTELLIWORXX, INC.

                                   By: /s/  Christopher J. Floyd
                                       -----------------------------------------
                                            Christopher J. Floyd, Vice President
                                            Finance, Chief Financial Officer,
                                            Treasurer and Director


                                   OUTDOOR RESORTS, INC.

                                   By: /s/  Donald R. Mastropietro
                                       -----------------------------------------
                                            Donald R. Mastropietro, President

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

     Agreement and Plan of Merger ("Agreement") dated as of November 23, 1998, by and between Outdoor Resorts, Inc., a Florida corporation ("Outdoor") and Intelliworxx, Inc., a Florida corporation ("Intelliworxx").

                             BACKGROUND INFORMATION
                             ----------------------

     The Board of Directors of each of Outdoor and Intelliworxx, by affirmative vote of a majority of the members of each such board convened to consider and act upon such issue or by unanimous written consent of the members of the Board of Directors, has determined that it is advisable and to the advantage of each such corporation and its respective shareholders that Intelliworxx be merged into Outdoor, at the conclusion of which Outdoor shall remain as the surviving or resulting entity and the corporation existence of Intelliworxx shall terminate and expire. In furtherance thereof, each board has approved and adopted the terms of this Agreement. Accordingly, in consideration of the representations, convenants, agreements and other provisions set forth herein, Intelliworxx and Outdoor (collectively the "Constituent Corporations") hereby agree to effect a statutory merger of their respective corporate entities as follows:

                              OPERATIVE PROVISIONS
                              --------------------

     1. Merger. In accordance with applicable provisions of Florida Statutes
Section 607.1104, at the Effective Date (as defined below), Intelliworxx shall be merged with and into Outdoor (the "Merger") and Outdoor shall constitute the surviving and resulting corporation of such Merger (Outdoor being hereinafter sometimes referred to as the "Surviving Corporation"). The separate and corporate existence of Intelliworxx shall cease and Outdoor shall continue its corporate existence pursuant to the laws of the State of Florida.

     2. Effective Date. The Merger shall become effective on the date the Articles of Merger reflecting the Merger are filed with the Florida Secretary of State (the "Effective Date").

     3. Surviving Corporation. The Surviving Corporation shall possess and retain every interest in all assets and property of every description. The rights, privileges, immunities powers, franchises and authority, of a public as well as private nature of each of the Constituent Corporations shall be vested in the Surviving Corporation without further act or deed. The title to and any interest in all real estate vested in either of the Constituent Corporations shall not revert or in any way be impaired by reason of the Merger.

     4. Obligations. All obligations belonging to or due to each of the Constituent Corporations shall be vested in the Surviving Corporation without further act or deed, and the Surviving Corporation shall be liable for all of the obligations of each of the Constituent Corporations existing as of the Effective Date.

     5. Terms of the Merger. Upon the Effective Date of the Merger, all of the issued and outstanding shares of the common capital stock of Intelliworxx shall be deemed canceled and voided.

     6. Articles of Incorporation. The Articles of Incorporation of Outdoor in effect immediately prior to the Effective Date shall continue and be the articles of incorporation of the Surviving Corporation.

     7. Changes to the Articles of Incorporation. Immediately following the Effective Date of the Merger, the Articles of Incorporation shall be amended to
(i) change the name of the corporation to Intelliworxx, Inc., and (ii) increase the number of authorized shares of the common stock from 50,000,000 to 100,000,000 shares.

     8. Counterparts. This Plan of Merger may be executed in one or more counterparts, each of which shall be deemed an original.

     In witness whereof, Intelliworxx and Outdoor have caused this Agreement and Plan of Merger to be executed by their respective officers thereunto duly authorized as of the date first written above.


                                    INTELLIWORXX, INC.

                                    By: /s/ Kevin B. Rogers
                                        ----------------------------------------
                                            Kevin Rogers, President


                                    By: /s/ Don Pound
                                        ----------------------------------------
                                            Don Pound, Secretary



                                    OUTDOOR RESORTS, INC.

                                    By: /s/ Donald R. Mastropietro
                                        ----------------------------------------
                                            Donald R. Mastropietro, President
                                             and Secretary

                          ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                              OUTDOOR RESORTS, INC.

--------------------------------------------------------------------------------


     OUTDOOR RESORTS, INC., a Florida corporation (the "Corporation"), hereby certified as follows:

     1. The Articles of Incorporation of the Corporation are hereby amended by deleting the present form of each of Articles I and IV in their entirety and by substituting, in lieu thereof, the following:

                                   "ARTICLE I

                       Corporate Name and Principal Office
                       -----------------------------------

     The name of this corporation is Intelliworxx, Inc. and its principal office and mailing address is 1819 Main Street, Suite 1101, Sarasota, Florida 34236."

and

                                   "ARTICLE IV

                              Common Capital Stock
                              --------------------

     The aggregate number of shares of common stock that this corporation shall be authorized to have outstanding at any one time shall be 100,000,000 shares of common stock at no par value per share. Each share of issued and outstanding common stock shall entitle the holder thereof to participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to the common stock, as well as in the net assets of the corporation upon liquidation or dissolution, but each such share shall be subject to the rights and preferences of the Preferred Stock as hereinafter set forth."

     2. The foregoing amendment shall become effective as of the close of business on the date these Articles of Amendment are approved by the Florida Department of State and all filing fees then due have been paid, all in accordance with the corporation laws of the State of Florida.

     3. The amendment recited in Section 1 above has been duly adopted in accordance with the provisions of Chapter 607, Florida Statutes, by the Board of Directors of the Corporation who adopted a resolution setting forth such amendment and declaring its advisability and directing that such amendment be considered by the Shareholders of the Corporation; and by a majority in interest of the Corporation's common voting stock having voted in favor thereof by written action dated November 26, 1998, which said votes cast for the amendment were sufficient for approval.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be prepared under the signature of its President and Chief Executive Officer and the attestation of its Secretary, this 23rd day of November, 1998.


                                            OUTDOOR RESORTS, INC.
Attest:

By: /s/ Donald H. Pound, Jr.                By: /s/ Kevin B. Rogers
    ---------------------------                 --------------------------------
        Donald H. Pound, Jr.                        Kevin B. Rogers, President
        Secretary                                   and Chief Executive Officer



STATE OF FLORIDA
COUNTY OF SARASOTA

     The foregoing instrument was acknowledged before me this 23rd day of November, 1998 by Kevin B. Rogers and Donald H. Pound, Jr., individuals known to me, in their respective capacities as President and Chief Executive Officer and Secretary of Outdoor Resorts, Inc., a Florida corporation, on behalf of the corporation and for the uses and purposes described therein.


/s/ Teresa B. Crowley
---------------------------------
Teresa B. Crowley, Notary Public

My Commission Expires: